Exhibit 10.22

LEASE AGREEMENT

THIS LEASE AGREEMENT, made and entered into this 2nd day of October 2001, 2001, by and between RENO 26, LLC, a Nevada Limited Liability Company (hereinafter “Lessor”), and NEVADA SECURITY BANK, a Nevada Bank, its subsidiaries and affiliates, with its principal offices at 595 Double Eagle Court, #2100, Reno, Nevada 89511 (hereinafter “Lessee”).

WITNESSETH

1.             PREMISES.

In consideration of the mutual covenants and agreements set forth herein, Lessor leases to Lessee and Lessee leases from Lessor, for the rental and on the terms and conditions hereinafter set forth, certain real property situated in the City of Reno, County of Washoe, State of Nevada, located at the Northeast corner of Double R and South Meadows Boulevards, and described as approximately 9,300 square feet, including twelve (12) designated parking stalls at the front building entrance and adequate public parking, to be used for a commercial bank, including drive-thru, ATM, night drop, etc., and all other related uses.  Said real property, including the land and all easements, tenant improvements and appurtenances therein, is hereinafter referred to as the “Premises.”

The Premises are located within a parcel designed for the occupancy of more than one lessee.  Lessee acknowledges that the site contains area intended for the use in common by all occupants of the site.  As long as Lessee occupies the Premises, Lessee and its employees, agents, and invitees shall have the right to use, in common with Lessor, its successors, assigns and other lessees, all of the common areas, except for the areas reserved for the exclusive use of Lessor or other lessees or occupants on site.

2.             TERM.

The term of this Lease shall commence on Substantial Completion of the Tenant Improvements (“Commencement Date”) and shall end ten (10) years from the date (“Termination Date”) unless terminated earlier by either party under the terms of this Lease.  For purposes of this paragraph, Substantial Completion of Tenant Improvements shall occur when a Certificate of Occupancy is issued for the Premises.

If the Premises are not available for occupancy by July 15, 2002, Lessee shall have the right to terminate this lease without any further obligation or liability whatsoever.

3.             USE.

Lessee shall not occupy or use or permit any portion of the Premises to be occupied or used, for any business or purpose other than the use or uses as set out in Paragraph 1.  Lessee shall not create any nuisance, commit waste, or interfere with, annoy or disturb any other lessees or occupants of the site.  If a special use permit is required for Lessee’s intended use, Lessee shall be responsible for the acquisition and payment of any such permit from the appropriate agencies.

4.                                       RENT.

Except as provided herein, Lessee’s obligation to pay rent shall commence upon  its occupancy of the Premises as defined in Paragraph 3 above, payable in advance on the 1st day of the month during the term at the following address of Lessor:  Reno 26, LLC, 5370 Kietzke Lane, #207, Reno, NV 89511, or such other address s may be designated by Lessor.  Lessee shall be granted a five (5) business day grace period before the rent is considered to be late.  A $100 late fee may be assessed by Lessor if the rent is paid after the 5th business day of the month but on or before the 15th day of the month (calendar day), except if the 15th is not a business day, then the next business day shall be considered the 15th day of the month for purposes of this lease.  Lessor may impose a 3% late fee penalty if the rent is paid after the 15th day of the month, but prior to the end of the month, and shall pay a 7% late penalty if the rent is paid after the end of the month.  Late payments under this provision shall not be cumulative.  For example, if the rent I spaid after the end of the month, only the 7% late penalty may be assessed.  Lessee hereby agrees to pay Lessor, or assigns, the total sum per useable square foot per month, modified trip net (NNN) as shown in the table below for the first four (4) years of the lease.  The rents per month are for approximately +/-7,5000 useable square feet of finished space and approximately +/-1,800 square feet of unfinished space, the exact amount of useable space to be determined by the floor plan attached hereto as Exhibit “A.”  In addition, Nevada Security Ban will p ay its pro rata share of the common area space per BOMA standards, as determined and certified by the project architect.

	Year 1	Year 2	Year 3	Year 4

Finished Space	$1.08	$1.35	$1.64	$1.94

Unfinished Space	$0.90	$0.92	$0.95	$0.97

Rent shall be increased annually, beginning in Year 5, on the anniversary of the commencement date at the rate of 2.5%.  No other CPI increases shall be charged.  Lessee has the right to finish the Unfinished Space at its own expense for its own banking related use or uses, or for other professional or retail use with the written permission of the Lessor, which permission shall not be unreasonably withheld or delayed.

Rent shall be prorated for the fraction of a month, when applicable, based on the number of days within the fractional month.  Lessor shall be responsible for payment of all utility bills for utilities provided to the Premises and Lessor shall be responsible for payment of all base year property taxes on the land and finished building with the Lessee being responsible for its proportionate share of future increases in the property taxes.  For purposes of this paragraph, base year property taxes shall include all real property taxes, assessments or obligations assessed against the property one (1) year after the Commencement date.

Lessee shall also pay as additional rent its proportionate share of CAM charges, upkeep and maintenance based on Lessor’s actual costs.  For purposes of this provision, proportionate share shall be calculated by dividing the Premises by the total square footage of all of the buildings which share in the CAM, the resulting fraction shall be Lessee’s assigned percentage.  Lessor guarantees that CAM charges will not be more than $0.18 per square foot per month and will not increase more than $0.01 per square foot per month per year (i.e., $0.18 first year, no more than $0.19 the second year, etc.).  Lessee shall have the right to review the actual CAM expenses paid by the Lessor.  Lessor shall have the obligation to Lessee to insure that the CAM expenses incurred are reasonable and customary in the area for the services performed.  Lessor shall obtain written consent of the Lessee for CAM which are not reasonable or customary.

5.             QUIET ENJOYMENT.

Lessor hereby warrants that Lessor has the right to lease the Premises to Lessee and that the individuals executing this lease are fully authorized to and legally capable of executing this lease on behalf of Lessor.  Lessor covenants that Lessee shall, while Lessee is not in default on the terms of this lease, peaceably and quietly hold and enjoy the Premises for the lease term, without interference or hindrance from Lessor or persons claiming by or through Lessor.

Lessor and Lessee agree, at the request of either party, concurrently with the execution of this lease, they shall execute a memorandum of this lease suitable for recording, which at the option of either party may be recorded.

6.             LESSOR’S ACCESS TO THE PREMISES.

Provided that the exercise of such rights does not unreasonably interfere with Lessee’s use or occupancy of the Premises, Lessor shall have the right to enter the Premises at reasonable times during normal business hours and upon reason advance notice to Lessee (except in the case of emergency) for the purpose of making alterations, repairs or improvements to the property, or to show the Premises to prospective lessees, and for other reasonably related lawful purposes.

7.             COMPLIANCE WITH LAWS.

At the time of Commencement, Lessor will be in compliance with any and all applicable laws, ordinances, rules, regulations, orders and covenants, whether promulgated by state, federal, municipal or any other agency or body having jurisdiction over the Premises, and Lessor shall perform, or cause to be performed, any alterations, repairs, improvements or replacements related to the use, condition or occupancy of the Premises, including but not limited to laws relating to design, construction, energy conservation, environmental, fire, health and safety laws.

Should Lessor fail to comply with any such laws, rules or regulations, Lessee may, at its option, make any such repairs, alterations, or replacements and reduce the rental due hereunder in the amount of the cost incurred by Lessee.

8.             ALTERATIONS AND FIXTURES.

Lessee shall not, except with Lessor’s prior written consent, which shall not be unreasonably withheld or delayed, make or cause to be made any major alterations, decorations, additions or improvements to the Premises.  It is further understood and agreed by and between the parties hereto that if Lessee installs furniture, fixtures or other equipment with the written consent of Lessor, the furniture, fixtures or other equipment may be detached and removed by Lessee at the expiration of this lease, by the lapse of time or otherwise, provided the rent or other charges upon Lessee are fully paid.  Any alterations or repairs in excess of $15,000.00 will require written Landlord approval.

9.             END OF TERM HOLDOVER.

If Lessee remains in possession of the Premises at the expiration of the term, or any renewal thereof, Lessee shall be deemed to be occupying the Premises as a Lessee from month to month, at 150% of the monthly rental that applied during the last month of the term or any renewal term.  In the event f a holdover, Lessee’s occupancy of the Premises shall be subject to all other provisions of this lease, but only as they are applicable to a month-to-month tenancy.

10.           SERVICES.

Lessor’s Obligations.  Lessor shall, at Lessor’s sole cost and expense, provide approximately +/-7,500 usable square feet (as set forth in Exhibit “A”) of office space with a $15.00 per usable square foot Tenant Improvement Allowance.  Lessor has provided Lessee certain specifications detailing what the Lessor will provide to Lessee as a shell building, which specifications are attached to this lease as Exhibit “B” and incorporated herein by reference as though set forth more fully.  The Tenant Improvement Allowance shall not include any improvements to be provided by Lessor as specified in Exhibit  “B.”

In the event Lessor is prevented or delayed in furnishing any service or utility system set forth in this Lease for any reason, Lessee shall be entitled to an abatement or reduction in rent, to the extent the failure to provide services or utility systems or the delay in furnishing services or utility systems substantially interferers with the conduct of Lessee’s business.  Lessor reserves the right to stop any service or utility system when necessary by reason of accident or emergency, or until necessary repairs have been completed, provided, however, that in each instance of stoppage, Lessor shall exercise reasonable diligence to eliminate the cause thereof.  Except in the case of emergency repairs, Lessor will give Lessee reasonable advance notice of any contemplated stoppage and will use reasonable efforts to avoid unnecessary inconvenience to Lessee.

11.           MAINTENANCE AND REPAIRS.

Lessor’s Obligations.  Lessor warrants that the Premises and all of its related areas and systems affecting the Premises are in compliance with all applicable building codes and regulations.  Lessor also warrants that for a period of twelve (12) months from the Commencement Date ll mechanical, electrical, engineering, HVAC systems shall be in good condition and working order and the roof to be in watertight condition.  Lessee shall incur no expenses relating to such systems by way of CAM charges or otherwise during the twelve (12) month warranty period.

Lessee’s Obligations.  Subject to the foregoing provisions, Lessor and Lessee agree tat the Lessor, by reason of the CAM charges and this agreement, shall be responsible for the roof, structure, foundation, electrical, mechanical, HVAC systems, exterior and all common areas of the building in which the Premises are located.  Lessee agrees to be responsible for interior maintenance of its leased Premises and all glass, interior electrical, and plumbing (after a one year warranty period).

12.           ASSIGNMENTS AND SUBLEASES.

Lessee agrees not to assign or sublet all or any part of the Premises without Lessor’s prior written consent, which shall not be unreasonably withheld or delayed.

13.           INDEMNIFICATION AND HOLD HARMLESS.

Lessor and Lessee shall indemnify and save each other harmless from and against any and all liabilities, claims, and costs (including reasonable attorney’s fees, penalties and fines) for death, injury, or damages to persons, or properties during the term of this lease, arising from (a) any default by each in the performance of its obligations under this lease, (b) the manner of each party’s use and occupancy of the Premises, or (c) any acts, omissions, or negligence of each party or its agents, employees, contractors or invitees.  If any action or proceeding is brought against the other based upon any such claim, the party at fault shall cause such action to be defended, at its expense, by counsel reasonably satisfactory to the other party.  This hold harmless and indemnity shall survive termination of this lease.

14.           FORCE MAJEURE.

In the event Lessor or Lessee is delayed, hindered or prevented from performing any act or thing require hereunder by reason of strikes, lockouts, labor troubles, casualties, failure or lace of utilities, governmental laws or regulations, riots, insurrection, war, acts of God, or other causes beyond the reasonable control of Lessor or Lessee , nether party shall be liable for the delay, and the period for the performance by either party shall be inapplicable to the payment of rent by Lessee and to the delivery of the Premises by Lessor.

15.           HAZARDOUS MATERIAL.

Lessor/Lessee warrants that neither Lessor/Lessee, nor to Lessor’s/Lessee’s knowledge, has any third party used, generated, managed, treated or disposed of any regulated or environmentally hazardous substance on, under or about the Premises or transported any regulated or environmentally hazardous substance to or from the Premises.  Lessor further warrants that it has no knowledge of the presence of any regulated or environmentally hazardous substances in, on or within reasonable proximity to the Premises, nor of any existing violations of any laws, rules, regulations, or ordinances, including without limitation, any environmental laws against or upon the Premises.  Should Lessor or Lessee, during the term of this lease, or any extensions thereof, become aware of the existence of any regulated or environmentally hazardous substance being present on the Premises, Lessor/Lessee shall promptly remove the source of said substance.  If Lessor/Lessee is unable, for any reason, to promptly cure said condition, then Lessee/Lessor may terminate this lease at Lessee’s/Lessor’s option.  Lessor/Lessee further warrants that it will indemnify and hold Lessee/Lessor harmless from any and all losses, claims, injuries, or causes of action (including reasonable attorneys’ fees) arising out of or caused by the existence of any such hazardous or regulated substances, not created by or brought on the Premises by Lessee/Lessor, during the term and any renewals of this lease.  This indemnification and hold harmless provision shall survive termination of this lease.

16.           DESTRUCTION OF THE PREMISES.

If the during the term of this lease, the Premises are destroyed or damaged in whole or in part by fire or other casualty (even if only part of the building other than the Premises is damaged), Lessor shall promptly and diligently repair the Premises unless the lease is terminated as hereinafter provided.  Rent shall abate until such repairs and restoration are made, or until the lease is terminated as hereinafter provided; further provided, however, that if such fire or other casualty is caused by fault or negligence of Lessee, its employees or agents, Lessee shall not be entitled to any such abatement.

Within thirty (30) days of the date of such damage, Lessor shall notify Lessee whether Lessor will restore the Premises, and provide Lessee with Lessor’s anticipated time frame for the restoration or that the restoration cannot be completed within a three (3) month period.  If the damage, whether to the Premises alone, another part of the building, or both, renders the Premises unrentable for Lessee’s intended purposes in whole or in part, and is so extensive that Lessor cannot restore or repair the Premises to pre-casualty condition within a period of three (3) months from the date of such fire or other casualty, either party shall have the right to terminate this lease by notice to the other party.  In the event the damage, in Lessor’s reasonable opinion, can be restored to pre-casualty condition within a period of three (3) months from the date of such fire or other casualty, Lessor shall undertake to restore the Premises and the building in a prompt and diligent manner.

17.           EMINENT DOMAIN.

In any part of the Premises shall be taken or condemned by eminent domain and renders the Premises unsuitable for the business of Lessee, the term of this lease shall cease and terminate as of the date of title to the Premises vests in the condemning authority.  All compensation awarded for any taking under the power of eminent domain, whether for the whole or a part of the Premises, shall be the property of the Lessor, whether awarded compensation for diminution on the value of the leasehold or to the fee of the Premises or otherwise, and Lessee hereby assigns to Lessor all of the Lessee’s right, title and interest in and to any and all such compensation; provided, however, that Lessor shall not be entitled to any award properly belonging to Lessee, including, but not limited to, the taking of Lessee’s trade fixtures, furniture, or for any award for moving expenses.

18.           OPTION TO RENEW.

In the event Lessee is not then in default in any of its obligations under this lease, Lessor hereby grants to Lessee an option to extend this lease for four (4), five (5) year periods, each at 95% of the then “ market” rent.  To exercise these options, Lessee shall give Lessor 120 days prior written notice of Lessee’s exercise of its option to extend this lease.  “Market” rent for purposes of this provision shall be defined as rents received on new leases for similar commercial properties under similar terms and conditions.  If the parties cannot agree on such rent, the parties shall agree to hire a mutually acceptable appraiser (and each party shall pay 50% of the appraisal fee) and agree to abide by the rental recommendation made by the appraiser.

19.           DEFAULT.

Lessor:     If Lessor defaults in the performance of any term, covenant, or condition required to be performed by it under this lease, Lessee may elect either one of the following:

(a)     After not less than thirty (30) days written notice to Lessor, Lessee may remedy such default by any necessary action , and in connection with such remedy may pay expenses and employ counsel; all sums expended  or obligations incurred by Lessee in connection therewith shall be paid by Lessor to Lessee on demand, and on failure of such reimbursement, Lessee may, in addition to any other right or remedy that Lessee may have, deduct the cost and expenses thereof form rent due hereunder; or

(b)     Elect to terminate this lease on giving at least forty-five (45) days’ notice to Lessor, thereby terminating this lease on the date designated in such notice, unless Lessor shall have cured such default prior to expiration of the forty-five (45) day period.

Lessee:     If Lessee does not pay the entire amount of rent due within 30 days of its due date, and after 15 days written notice that such rent is 30 days late, then Lessor may declare this lease at an end and recover possession of the Premises as if the same were held by forcible detainer, and Lessee does hereby waive notice of such election, or of any demand for the possession of the Premises.  In exercising any of its remedies hereunder, Lessor shall be obligated at all times to mitigate its damages and act toward Lessee in a manner that is consistent with its obligations under the covenant of good faith and fair dealing implied in this lease.

Insolvency/Bankruptcy:     Notwithstanding anything to the contrary in this lease agreement, in the event (a) Lessee or its successors or assignees shall become insolvent or bankrupt, or it or their interests under this lease shall be levied upon or sold under execution or other legal process, or (b) the depository institution then operating on the Premises is closed, or is taken over by any depository institutions regulatory authority (“Regulatory Authority”), Lessor may, in either such event, terminate this Agreement only with the concurrence of any Receiver or Liquidator appointed by such Regulatory Authority, provided that, in the event this Lease is terminated by the Receiver or Liquidator, the maximum claim of Lessor for rent, damages or indemnity for injury resulting from the termination, rejection or abandonment of the unexpired lease shall by law in no event be an in amount greater than all accrued and unpaid rent, triple-net charges and prorations to the date of termination.

20.           PROMINENT SIGNS ON BUILDING.

Lessee shall be permitted maximum signage rights as per the CC&Rs and applicable municipal codes.  Lessee shall also be entitled to lighted sings on three (3) sides of the building as large as is permissible under local regulations.  Lessee shall also be entitled to building signage on the shopping cent sign at no additional cost.

21.           COMMISSIONS.

It is understood that Lessor is responsible for the payment of any and all leasing commissions.

22.           AMERICANS WITH DISABILITIES ACT.

Lessor agrees to be in compliance at the Commencement date with all requirements of the American with Disabilities Act (Public Law 101-336, July 26, 1990)(the “Act”); applicable to the Premises and applicable to the building and project to accommodate Lessee’s employees, invitees and customers.  Lessor acknowledges that is shall be wholly responsible for any accommodations or alterations which need to be made to the Premises to accommodate Lessee’s employees, customers and invitees and for making any additional accommodations or alterations which need to made to the building or the project to accommodate Lessee’s employees, invitees and customers.  Lessor agrees to indemnify and hold Lessee harmless from any and all expenses, liabilities, costs or damages suffered by Lessee’s employees, invitees and customers as a result of Lessor’s failure to fulfill its aforesaid responsibilities regarding making such accommodations and alterations referenced in this paragraph.  No provision in the lease should be construed in any manner as permitting, consenting to or authorizing Lessor to violate requirements under such Act and any provision of the lease which could arguably be construed as authorizing a violation of the Act shall be interpreted in a manner which permits compliance with such Act and is hereby amended to permit such compliance.  Lessee shall cooperate fully with Lessor to enable Lessor to timely comply with the provisions of the Act.

23.           NO JOINT VENTURE.

Nothing contained herein nor the acts of the parties shall be deemed or construed to create the relationship of principal and agent, partnership, joint venture, or similar relationship or arrangement, it being understood that the relationship between the parties is solely that of Lessor and Lessee.

24.           INSURANCE AND WAIVER OF SUBROGATION.

Lessee, at its own expense, shall maintain during the term of this lease, Commercial General Liability Insurance in a combined single limit of $1,000,000 bodily injury (including loss of life), and property damage arising in any one occurrence.

Lessor and Lessee hereby mutually waive their respective rights of recovery against each other for any loss insured by fire, extended coverage or all risk property insurance policy.

25.           ATTORNEY’S FEES.

If either party herein brings an action to enforce the terms of this lease, the prevailing party in such action shall be entitled to reasonable attorneys’ fees to be paid by the non-prevailing party.

26.           SUCCESSORS AND ASSIGNS.

Each of the provisions of this lease shall extend to and shall, as the case may require, bind or inure to the benefit of Lessor and Lessee, and their respective subsidiaries, affiliates, heirs, legal representatives, successors and assigns.  In the event the Lessor should sell the property, including the Premises, the sale shall include full assignment of the terms and conditions of this lease.

27.           HEADINGS.

The titles and headings of this lease are for convenience of reference only and shall not in any way be deemed a part of this lease for the purposes of construing or interpreting the meaning thereof, or for any other purpose.

28.           GOVERNING LAW.

This lease shall be governed by and construed in accordance with the laws of the State of Nevada.

29.           RIGHT OF FIRST OFFER.

If, during the period of this lease or any subsequent renewals, Lessor desires to transfer, assign or otherwise convey to any third party (with the exception of related parties for estate planning purposes) title to the building in which the premises are located (the “Building”),Lessee shall first be offered the Building for sale at Lessor’s sale price. Lessee shall then have forty-five (45) days to accept or reject the offer to purchase the Building.  If Lessee rejects Lessor’s offer and Lessor later chooses to reduce the asking prices by more than five percent (5%) or chooses to accept an offer from a third party of less than five percent (5%) of the orignalk asking price, Lessor must first offer this reduced price and terms to Lessee.  Lessee shall then have twenty (20) days to accept or reject the terms of the new ofdfer.

30.           LESSEE AS SUB-LESSOR.

At such time as the second floor of the Premises is available for occupancy, Lessor shall offer occupancy or the ability to sublet said premises to Lessee, at which time Lessee shall have ten (10) days in which to accept the premises or decline its rights pursuant to this provision.

31.           ARBITRATION.

Mandatory Binding Arbitration.

A.            General:     Any dispute arising between the parties, or their successors-in-interest concerning the meaning or interpretation of this lease or any dispute arising under this lease, or the rights, duties or obligations of the parties, including their successor-in-interest, shall, with reasonable promptness, be submitted to and determined by arbitration in Reno, Nevada, by the arbitration rules then in force and effect, and judgment upon any award rendered may be entered in any court having jurisdiction thereof, and any such party may, if he so elects, institute proceedings in any court having jurisdiction for the specific performance by any party of any such awarded.  The arbitration proceedings shall be governed by Nevada Revised Statutes Chapter 38, Uniform Arbitration Act.  Any would otherwise be applicable in a judicial action brought by a party shall be applicable in any arbitration proceeding hereunder.

B.            Selection of Arbitrators:  A request for arbitration shall be made by delivery by the party seeking arbitration to the other party, a written notice of intent to arbitrate. Within thirty (30) days after written notice of submission to arbitration, the disputing parties shall each select an arbitrator who is experienced, impartial, disinterested and of recognized competence and notify the other party in writing of its selection.  Within twenty (20) days after the selection of the two arbitrators, the two arbitrators shall select a third arbitrator.  The three arbitrators shall hear and decide such dispute.

32.           ENTIRE AGREEMENT.

This lease contains the entire agreement and understanding between Lessor and Lessee relating to the leasing of the Premises and obligations of Lessor and Lessee.  This lease supersedes any and all prior or contemporaneous agreements and understandings between Lessor and Lessee, and shall not be modified or amended unless both Lessor and Lessee agree in writing.

33.           CONTINGENCIES.

This agreement is contingent upon the approval or non-disapproval of any and all regulatory banking agencies. Further, this agreement is contingent upon the delivery of adequate descriptions per Schedule ”A” and “B”, as well as appropriate supporting documentation concerning the building plans, elevations and condition of the building shell, upon its delivery to the Lessee.

34.           NOTICES.

The parties can be notified by certified or registered mail or overnight delivery services with verification of delivery as follows:

Lessor:	Reno 26, LLC
5370 Kietzke Lane, #207
Reno, NV 89511
Attn: Douglas Clemetson

Lessee:	Nevada Security Bank
595 Double Eagle Court, #2100
Reno, NV 890511
Attn: Jack Buchold

With copy to:	John K. Gallagher, Esq.
Guild, Russell, Gallagher & Fuller, Ltd.
P.O. Box 2838
Reno, NV 89505

IN WITNESS WHEREOF, the parties have executed this lease as of the day and year first above written.

LESSOR:		LESSEE:

Reno 26, LLC		NEVADA SECURITY BANK

By:	/s/ Douglas Clemetson	By:	/s/ Hal Giomi
Title:	Member	Title:	President & CEO

AMENDMENT “A”

To the Office Lease dated October 2, 2001

Between Reno 26, LLC (Landlord) and

The Nevada Security Bank (Tenant)

As of this date, the above referenced Lease is to be revised to reflect the following:

1.        Paragraph 3 shall include the following:  “Lessee is responsible for any permits, fees and associated usage charges based upon their specific use.”

2.        Paragraph 4:

a.         Modified Triple Net (NNN) shall include Lessee’s responsibility for interior maintenance of leased premises (excluding the one-year basic interior warranty), interior janitorial services including restrooms within the space and an appropriate portion of Liability Insurance.

b.        As per BOMA standards, attached and incorporated as Exhibit “B” to the Lease, the total leaseable area is 9,202 square feet.  Using the formula for the finished space of 80.65% of the Leaseable area, then the finished space would be 7,421.41 square feet.  The 7,421.41 would then be multiplied by  the Lease Rates as outlined in Paragraph 4 for the appropriate years.  Accepting the Finished Space at 7,421.41 square feet, the unfinished space would then be 1,780.59 square feet, which would then be multiplied by the Lease Rates outlined in Paragraph 4 for the appropriate years.

3.        Paragraph 10:

a.         Total Tenant Improvement Allowance shall be $111,321.20 based upon the Finished Space calculation in Paragraph 4.

b.                         The Lessor shall pay the difference for extending the roofline from the  standard drip line to accommodate the drive-thru.  Also, Lessor shall pay  for any and all costs directly associated with the construction of the drive-thru.

4.        Paragraph 11:

a.                          Shall be revised to read “… Lessee agrees to be responsible for interior maintenance of its leased Premises and all glass, interior electrical, and plumbing (after one year standard warranty period)., and liability and personal property insurance for Lessee’s leased space.

b.        CAM charges shall also include a prorata change for property insurance including replacement costs fore Lessee’s real property improvements.

In witness whereof, the parties hereto have executed this Amendment to this Lease:

Landlord:	Tenant:
/s/ Douglas Clemetson	/s/ Hal Giomi
Douglas Clemetson, Member	Nevada Security Bank
4-24-02	4-22-02
Date	Date

[SOUTH MEADOW: Area Calculations chart]

[GROUND FLOOR TENANT AREAS MAP]

ASSIGNMENT OF LEASE

For good and valuable consideration, receipt of which is hereby acknowledged, NEVADA SECURITY BANK , as Tenant, RENO 26, LLC as Landlord, and RR BOULEVARD INVESTMENTS, LLC as Assignee, hereby agree to the following assignment of Lease:

Landlord hereby assigns, transfers and conveys to Assignee all his rights and interests under a certain Lease dated October 2, 2001 (“Lease”) by and between the Tenant and Landlord for the premises described within Paragraph 1 of aforementioned Lease.

This assignment shall remain in full force and effect from September 1, 2002 for all of the remainder of the lease term, subject to all conditions, including payment of rents, all covenants, conditions and terms of the Lease.

The Tenant’s assent to the assignment of said Lease shall not discharge Landlord of its obligations under the Lease in the event of breach by the Assignee.

The mailing address for RR Boulevard Investments, LLC is as follows:

5310 Kietzke Lane

Suite 204

Reno, NV 89511

This agreement shall inure to be benefit of and be binding on the parties hereto, their heirs, successors and assigns.

Dated:	5/15/02

By:	Jack Buchold, CFO
Nevada Security Bank, Tenant

By:	Douglas C. Clemetson
RR Boulevard Investments, LLC, Assignee

By:	Douglas C. Clemetson
Reno 26, LLC, Landlord